SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only
☐	(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
BLACK RIDGE OIL & GAS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BLACK RIDGE OIL & GAS, INC.
(formerly known as ANTE5, INC.)
10275 Wayzata Boulevard, Suite 310
Minnetonka MN 55305
(952) 426-1241

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Black Ridge Oil & Gas, Inc. (formerly known as Ante5, Inc.) (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 228 of the Delaware General Corporation Law (the “DGCL”) in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock (the “Written Consent”):

1.           The amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares to 500,000,000 shares of common stock and 20,000,000 shares of preferred stock;

2.           The implementation of a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of up to 1:10 and any related amendment to the Company’s certificate of incorporation; and

3.           The adoption of the Amended and Restated Black Ridge Oil & Gas, Inc. 2012 Stock Incentive Plan (the “Plan”), which includes among other amendments an amendment to increase the number of shares reserved under the Plan to 7,500,000 total shares on a pre- reverse stock split basis, meaning the number of shares reserved will be adjusted in the same manner as our common stock upon implementation of the reverse stock split.

The purpose of this Information Statement is to notify our stockholders that on March 21, 2012 the owners of approximately 52.2% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Actions under Delaware law and, as a result, no further action by any other stockholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about April 9, 2012. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 228 of the DGCL and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Kenneth DeCubellis
Chief Executive Officer

BLACK RIDGE OIL & GAS, INC.
(formerly known as ANTE5, INC.)
10275 Wayzata Boulevard, Suite 310
Minnetonka MN 55305
(952) 426-1241
_____________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders
_____________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
_____________________________

GENERAL OVERVIEW OF ACTIONS

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Black Ridge Oil & Gas, Inc. (formerly known as Ante5, Inc.) in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Black Ridge Oil & Gas, Inc. We are mailing this Information Statement to our stockholders of record as of March 21, 2012 (the “Record Date”) on or about April 9, 2012.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Consenting Stockholders

On March 2, 2012 the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

1.           Increase in Authorized Shares.  The amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares to 500,000,000 shares of common stock and 20,000,000 shares of preferred stock (the “Authorized Share Increase”);

2.           Reverse Split. The implementation of a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio up to 1:10 and any related amendment to the Company’s certificate of incorporation (the “Reverse Stock Split”); and

3.           Amendment and Restatement of Stock Incentive Plan.  The adoption of the Amended and Restated Black Ridge Oil & Gas, Inc. 2012 Stock Incentive Plan (the “Plan”), including an amendment to increase the number of shares reserved under the Plan to 7,500,000 total shares on a pre- reverse stock split basis as well as other amendments.

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 228 of the DGCL and Section 2.13 of our Bylaws provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action.  In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock

As of the close of business of the Record Date, we had 47,402,965 shares of Common Stock outstanding and entitled to vote on the Actions. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

On the Record Date, pursuant to Section 228 of the DGCL and Section 2.13 of our Bylaws, we received written consents for the Action from stockholders (the “Majority Stockholders”) holding an aggregate of 24,764,821 shares of our Common Stock, representing 52.2% of our outstanding shares of Common Stock.  Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

Notice pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

Dissenters’ Rights of Appraisal

Stockholders who did not consent to the Actions are not entitled to assert dissenters’ or appraisal rights under Section 262 of the DGCL.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 15, 2012 by: (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group.  On February 15, 2012, we had 47,402,965 shares of common stock outstanding.

Certain persons who purchased shares in our private offering which closed on December 16, 2010 with respect to 6,454,000 shares of our common stock, excluding shares purchased by our officers and directors, have entered into a voting agreement that gives our board of directors, by majority vote, the power to vote certain shares of common stock.  In addition, Irish Oil & Gas, Inc. and Twin City Technical, LLC have entered into voting agreements that give our board of directors, by majority vote, the power to vote an aggregate of 5,011,282 shares of common stock.  The terms of the voting agreements provide that each agreement is effective for one year from the date entered into and will automatically renew for subsequent one year periods unless the stockholder gives notice of termination to us at least 30 days prior to the expiration of each annual period.  In addition, the voting agreements expire:

•	With respect to any shares sold in the public markets.
•	With respect to any shares for which a registration statement is declared effective.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following February 15, 2012.  Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o Black Ridge Oil & Gas, Inc., 10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota 55305.

Name, Title and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Ownership
Bradley Berman, Chairman of Board and Director	6,457,398(2)	13.5%
Ken DeCubellis, Chief Executive Officer	75,000	*
Joshua Wert, Chief Operating Officer and Corporate Secretary	190,954(3)	*
James Moe, Chief Financial Officer	166,667(4)	*
Morris Goldfarb, Director	1,033,333(5)	2.2%
Benjamin Oehler, Director	33,333(6)	*
All Current Directors and Executive Officers as a Group (6 persons)	7,956,685(7)	16.5%
Lyle Berman	2,468,801(8)	5.2%
Neil Sell	3,886,335(9)	8.2%
Twin City Technical, LLC P.O. Box 2323, Bismarck North Dakota 58502	4,226,082(10)	8.9%
Irish Oil & Gas, Inc. P.O. Box 2356, Bismarck North Dakota 58502	4,226,082(10)	8.9%
Ernest W. Moody Revocable Trust 175 East Reno Avenue, Suite C6 Las Vegas, NV 89119	3,250,000	6.9%

*Indicates beneficial ownership of less than 1%.

(1)           Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.  The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options owned by parties other than for whom the calculation is presented, and is calculated as of February 15, 2012.

(2)           Includes 366,667 shares which may be purchased pursuant to stock options that are exercisable within 60 days of February 15, 2012.  Includes 712,229 shares held by certain trusts for the children of Mr. Bradley Berman.  Includes 185,898 shares owned by Mr. Bradley Berman’s wife.

(3)           Includes 166,667 shares which may be purchased pursuant to stock options that are exercisable within 60 days of February 15, 2012.

(4)           Includes 166,667 shares which may be purchased pursuant to stock options that are exercisable within 60 days of February 15, 2012.

(5)           Mr. Goldfarb owns 1,000,000 of these shares through Goldfarb Capital Partners, LLC.  Includes 33,333 shares which may be purchased pursuant to stock options that are exercisable within 60 days of February 15, 2012.

(6)           Includes 33,333 shares which may be purchased pursuant to stock options that are exercisable within 60 days of February 15, 2012.

(7)           Does not include a total of 6,454,000 additional shares over which our board of directors has voting but not dispositive power as a result of voting agreements between us and certain other shareholders.

(8)           Includes 24,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of July 31, 2011.  Does not include 3,717,313 shares held by trusts for the children of Mr. Lyle Berman, the trustee for which is Mr. Neil Sell.

(9)           Includes 169,022 shares owned by Mr. Sell, individually, and an aggregate of 3,717,313 shares owned by certain trusts for the benefit of Mr. Lyle Berman’s children, for which Mr. Sell is the trustee.  Does not include 19,000 shares held by Mr. Sell’s spouse, for which Mr. Sell disclaims beneficial ownership.

(10)           These companies sold oil and gas properties to us in transactions from November 2010 to May 2011 and, as part of the purchase price for these properties, were issued these shares of common stock by us.  We may purchase additional oil and gas properties from these companies in the future, for which we may issue additional shares of our common stock.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the Actions, other than his role as an officer, director or director nominee of the Company.

ACTION ONE – INCREASE IN AUTHORIZED SHARES

Our board of directors voted unanimously to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 shares because our board of directors believes that for us to grow our business, increasing the number of authorized shares of common stock will allow us to acquire other businesses in the future or raise capital.  This may require us to issue a significant number of additional shares of our common stock.  The number of our authorized shares of preferred stock will remain at 20,000,000.  The Company’s certificate of incorporation will be amended substantially in the form attached hereto as Exhibit A.

The primary consequences resulting from the increase in the total number of our authorized shares of common stock from 100,000,000 to 500,000,000 are (1) there is a greater risk to our existing shareholders that their ownership in us could be significantly diluted through the issuance of additional common stock by us, (2) neither the consent of our shareholders nor any other action by our shareholders is required as a condition to our board of directors causing us to issue additional common stock in the future, and our board of directors can authorize such issuances at any time without consulting our shareholders, and (3) the increase in authorized shares may make it more difficult for our company to be acquired by another company, person or group, or for a takeover of us to be successful.  The number of shares of authorized capital stock will be proportionately reduced as a result of the Reverse Stock Split described below.

We currently do not have specific plans to issue additional shares of our common stock except, in general, to (a) pay all or a portion of the purchase price of additional oil and gas mineral leases or other assets that we may acquire in the future, which have not yet been specifically identified, (b) raise additional capital for the company in the future in private placements or public offerings, the terms and timing of which have not yet been determined, and (c) upon the exercise of convertible securities such as our outstanding stock options and other stock options, warrants and convertible securities that we may grant and issue in the future.

We do not expect to experience a material tax consequence as a result of adopting an amendment to our Certificate of Incorporation.  Increasing the number of authorized shares of our common stock may, however, subject our existing shareholders to future dilution of their ownership in us.

ACTION TWO - IMPLEMENTATION OF THE REVERSE STOCK SPLIT

Introduction

On March 2, 2012, the Board approved resolutions authorizing the Company to implement a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of up to 1:10 and any related amendment to the Company’s certificate of incorporation.  On March 21, 2012, pursuant to Section 228 of the Delaware General Corporation Law, we received written consents approving the reverse split from stockholders holding more than a majority of our outstanding common stock.  Pursuant to the resolutions which were adopted, the Board of Directors or a committee of the Board of Directors will have the authority to decide whether to implement the split and the exact amount of the split within this range, if it is to be implemented.  If the reverse split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board of Directors or a committee thereof. The total number of authorized shares of Common Stock will be reduced proportionately as a result of the reverse stock split and the total number of shares of authorized preferred stock will remain unchanged at 20,000,000 shares.  If the reverse split is implemented, the Company’s certificate of incorporation will be amended substantially in the form attached hereto as Exhibit B.

Effective Date of the Reverse Stock Split

If the Board determines to effect a reverse stock split, the reverse stock split will become effective at 5:00 pm (eastern time) on a date specified in the amendment to the certificate of incorporation filed with the Secretary of State of the State of Delaware or at such later time as indicated in such amendment (the “Effective Time” and “Effective Date”), but in no event prior to the end of the 20 day period following the date on which this Information Statement is mailed first to our stockholders.  The exact timing of the filing of the amendment will be determined by our Board of Directors or a committee thereof will be based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split.

Purpose and Background of the Reverse Split

The primary objective of the reverse split is to raise the per share trading price of our Common Stock. The Board of Directors believes that the reverse split would, among other things, (i) better enable the Company to obtain a listing on a national securities exchange, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (iii) better enable the Company to raise funds to finance its planned operations.

Among other things, to obtain a listing on a national stock exchange, the Company’s common stock generally has to meet a minimum market price per share threshold.  The Board of Directors believes that the reverse stock split may aid in meeting a minimum market price threshold.  The Board of Directors also believes that a listing on a national securities exchange would offer increased liquidity to investors.

Many of the Company’s stockholders only own a few number of the Company’s shares of common stock.  These small shareholdings increase the cost to administer the Company’s operations because securities laws require us to mail information to these small stockholders.  Under the reverse stock split, any fractional shares resulting from the reverse stock split will be converted to cash, reducing the number of shareholders.  The Board of Directors believes that if the reverse stock spilt is implemented the Company will benefit by lower operational costs.  The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s Common Stock.

The purpose of providing for an exchange ratio of up to 1:10 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. The Board of Directors or a committee of the Board of Directors will effect a reverse stock split only upon the Board of Directors or committee's determination that a reverse stock split would be in the best interests of the Company at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio up to 1:10. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the Board of Directors or a committee of the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors or committee.  The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board of Directors believes that the reverse split will increase the price level of the Company’s Common Stock in order to, among other things, facilitate a listing on a national securities exchange.  The Board of Directors cannot predict, however, the effect of the reverse split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The Board of Directors can also not offer assurance that if the reverse stock split is implemented, the Company’s securities will become eligible for, and begin trading on, a national securities exchange.  The market price per share of Common Stock after the reverse split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split, which would reduce the market capitalization of the Company.  The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board of Directors cannot predict.

The Board of Directors believes that since fractional shares will be converted to cash, the number of the Company’s stockholders will be reduced.  The Board of Directors believes that as a result, the Company will experience reduced operational costs.

The reverse split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the stockholder will receive a right to a cash payment from the Company.

The principal effects of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 47,402,965 shares as of February 15, 2012 to as low as 4,740,296, depending on the exact split ratio chosen by the Board of Directors or a committee of the Board of Directors, (ii) the number of shares that may be purchased and the corresponding exercise price under all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will be proportionately adjusted (with fractional shares be rounded up to the nearest whole share amount), resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split and (iii) the number of shares reserved for issuance pursuant to the Company’s Stock Incentive Plan will be proportionately reduced.

The reverse split will not affect the par value of the Common Stock.  As a result, on the Effective Date of the reverse split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to as low as 10% of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The amendment will not change the terms of the Common Stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The decrease in the number of shares of our Common Stock outstanding as a consequence of the reverse stock split may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur.  In addition, the reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If  the Board of Directors or a committee of the Board of Directors determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at 5:00 p.m. (eastern time) on the Effective Date. Upon the filing of the amendment, all of the Company’s existing Common Stock will be converted into new Common Stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected.  Empire Stock Transfer Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held in book-entry form do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company will make a payment to the shareholders for the value of the fractional shares based on the volume weighted average sale price per share of Common Stock for ten (10) consecutive trading days ending on the third business day prior to the Effective Date of the reverse stock split.

If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive payment as soon as practicable after the Effective Date and after the stockholder has submitted an executed transmittal letter and surrendered all certificates held by such stockholder immediately prior to the Effective Date representing shares of Common Stock. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee, the stockholder should contact his/her bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by his/her bank, broker, custodian or other nominee. A stockholder who holds shares in book-entry form will receive payment for any fractional shares as soon as practicable after the Effective Date without need for further action by the stockholder. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in the Common Stock.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

The Board of Directors or a committee of the Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors or committee will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s Common Stock, listing requirements of national securities exchanges, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Common Stock.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Company’s certificate of incorporation to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following description of material U.S. federal income tax considerations regarding the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this proxy statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion is intended to provide only a general summary to stockholders who hold their shares of Common Stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the reverse stock split. This discussion does not address other federal taxes (such as the alternative minimum tax or gift or estate taxes) or tax considerations under state, local or foreign laws. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) partnerships, subchapter S corporations, trusts or other pass-through entities; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) foreign persons, foreign entities or U.S. expatriates; (viii) stockholders whose functional currency is not the U.S. dollar; or (ix) persons who hold our Common Stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

The Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to the Stockholders of the Reverse Stock Split

A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder's proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder's tax basis in all of his or her shares rather than only the holder's tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder's percentage interest in our Common Stock before and after the reverse stock split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company Common Stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Other Tax Considerations for Stockholders

The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse stock split, including the applicable federal, state, local and foreign tax consequences, if any.

Information Reporting and Backup Withholding

Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

ACTION THREE – AMENDMENT AND RESTATEMENT OF STOCK INCENTIVE PLAN

The stockholders approved the Company’s 2010 Stock Incentive Plan (the “Plan”) in February 2011.  The Plan has been amended and restated effective March 2, 2012, to make certain changes and to clarify other provisions of the Plan.

•
The Plan provided for 6,000,000 shares to be reserved for issuance under the Plan.  As of the date of this Information Statement, 2,078,000 shares remain available for issuance under the Plan and, accordingly, the Board of Directors has unanimously adopted an amendment to increase the number of shares reserved under the Plan to a total of 7,500,000.  The Board of Directors expects that the increased number of shares will be sufficient to meet, under normal grant practices, the Company’s needs for the next three years.

•
The Plan is amended to make clear that the exercise price on stock options will never be less than the fair market value of the stock on the date of grant, and stock appreciation rights will similarly provide for award payments not to exceed the difference between the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant of the stock appreciation right.

•
The Plan is amended to clarify that stock options and stock appreciation rights awarded to a participant during any fiscal year may not cover an aggregate of more than 1,100,000 shares of common stock.

•	The Plan is amended to provide that Stock options and stock appreciation rights may not be cancelled and reissued at a lower price without shareholder approval.

•
The Plan is amended to provide that new stock options and stock appreciation rights will not be awarded based on a participant’s tender of all or part of the exercise price on an award, or satisfaction of a tax withholding obligation associated with the exercise of a stock option or stock appreciation right, with other shares of the Company.

•
The Plan is amended to clarify various provisions consistent with the intent that awards under the Plan be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and that options intended to be treated as incentive stock options (“ISOs”), which are intended to satisfy the requirements of Code section 422 meet such requirements.

Generally, the purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain qualified management and to provide added incentive to officers, directors, consultants and other key employees of the Company for high levels of performance and to encourage stock ownership in the Company. The Board of Directors believes that in order for the Company to remain competitive for qualified management it must adopt and maintain a flexible stock option and incentive plan with a variety of awards, such as provided under the Plan.

The Board of Directors believes that the Company’s policy of encouraging stock ownership by its directors, officers and key employees has been a positive factor in its growth and success by enabling the Company to attract and retain quality directors and key employees, to stimulate the efforts of such individuals towards achievement of the Company’s objectives and to align the interests of such individuals with those of the Company’s stockholders.

A summary of the principal provisions of the Plan are set forth in the following paragraphs.  The summary is not necessarily complete, and reference is made to the full text of the Plan attached as Exhibit C to this Information Statement.  Capitalized terms used, but not defined herein, have the same meaning as set forth in the Plan.

Types of Awards. The Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the Plan may be either ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options (“NSOs”), which are not intended to meet those requirements. Award agreements for stock options may include rules for exercise of the stock options after termination of service.  Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised.  Under the Plan, all stock appreciation rights must be settled in common stock except as provided by the Committee.  Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service.  A stock appreciation right may be attached to grant of a nonstatutory option, so that grantee may choose to exercise the nonqualified option or the stock appreciation right with respect to specified shares but many not exercise both.

Stock Awards and Restricted Stock. A stock award consists of the transfer by us to a grantee of shares of our common stock, without other payment for it, as additional compensation for services to us.  Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions.  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited or will be repurchased by us at the lower of the stock’s fair market value or issuance price if the restricted stock was originally purchased by the grantee.  During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Performance Shares. A performance share consists of an award of common stock to a participant based upon the achievement of performance objectives determined by the Committee.

Administration. The Plan will be administered by our board of directors and our compensation committee (“Committee”).  The Committee will at all times be composed of not less than two members of the board of directors who are not our employees or consultants.  The Plan gives the Committee discretion, subject in certain cases to approval of our full board of directors, to make awards under the Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Plan, and to make other determinations and take other actions consistent with the terms and purposes of the Plan.

Eligibility. Any officer, employee, or director of, or consultant or other independent contractor for us or any of our subsidiaries will be eligible to receive awards under the Plan.

Shares Available for Awards.  The Plan authorizes 7,500,000 shares of our common stock to be reserved for awards under the Plan.  In general, shares reserved for awards that lapse or are cancelled will be added back to the pool of shares available for awards under the Plan.  In any year, an eligible employee, consultant, or director may receive awards with respect to no more than 1,100,000 shares. If an award is to be settled in a medium other than common stock, the number of shares on which the award is based will count toward the limit.  In response to certain extraordinary events (such as merger, exchange, reorganization, or liquidation), the Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.

Vesting and Performance Objectives. Awards under the Plan are forfeitable until they become vested.  An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Committee) are satisfied.  The vesting conditions may include performance of services for a specified period, achievement of performance objectives, or a combination of both criteria.  Performance objectives selected by the Committee as vesting conditions will be based on one or more of the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; working capital targets; cash value added; economic value added; market penetration; and product introductions, in each case determined in accordance with generally accepted accounting principles subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination of those levels.

Change In Control.  Any stock option or restricted stock award granted to any participant under the Plan that would have become vested upon continued employment by the grantee will immediately vest in full and become exercisable upon a change in control as that term is defined in the Plan.

Nontransferability. In general, awards under the Plan may not be assigned or transferred except by will or the laws of descent and distribution.  The Committee may, however, allow the transfer of NSOs to members of a Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Amendment and Termination. Our board of directors may amend, alter, suspend, or terminate the Plan at any time.  If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval.  Amendments, alterations, suspensions, and termination of the Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award.  The rights may, however, be impaired if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles) pursuant to a written agreement with the participant.

Duration. Unless it is terminated sooner, the Plan will terminate upon the earlier of March 1, 2022 or the date all shares available for issuance under the Plan have been issued and vested.

EXECUTIVE OFFICERS AND DIRECTORS

The name, age and position of our present directors and officers are as set forth below:

Name	Age	Position

Kenneth DeCubellis	45	Chief Executive Officer
Joshua Wert	43	Chief Operating Officer and Corporate Secretary
James Moe	54	Chief Financial Officer
Bradley Berman	41	Chairman of the Board of Directors
Morris Goldfarb(1)(2)	61	Director
Benjamin S. Oehler(1)(2)	63	Director

(1)	Member of audit committee.

(2)	Member of compensation committee.

Kenneth DeCubellis has been our chief executive officer since November 9, 2011.  Prior to joining Black Ridge, Mr. DeCubellis was the president and chief executive officer of Altra, Inc., a venture capital backed biofuels company based in Los Angeles, California.  He joined Altra in June 2006 as vice president, business development and was promoted to president in November of 2007 and chief executive officer in February 2008.  From 1996 to 2006, he was an executive with Exxon Mobil Corp in Houston, Texas.  Mr. DeCubellis also previously served as the chairman of KD Global Energy Belize Ltd., a company that provides technical and business services for petroleum lease holders in Belize.  Mr. DeCubellis holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute and an MBA from Northwestern University’s JL Kellogg Graduate School of Management.

Mr. DeCubellis’s qualifications:
•
Leadership experience – Mr. DeCubellis has been our chief executive officer since November 9, 2011, chief executive officer of Altra, Inc. (2008 to 2011),vice president- president of Altra, Inc. (2006 to 2011),and an executive with Exxon Mobil Corp in Houston, Texas.  (1996 to 2006). (1)

•
Industry experience - Mr. DeCubellis has been our chief executive officer from November 9, 2011 and has broad energy experience as, chief executive officer of Altra, Inc., a biofuel company, and executive experience with Exxon Mobil Corp.

•
Education experience - Mr. DeCubellis holds a Bachelor of Science degree from Rensselaer Polytechnic Institute (1990), an MBA from Northwestern University’s JL Kellogg Graduate School of Management (1996).

__________
(1) When Mr. DeCubellis became CEO of Altra, Inc. in 2008, the company was in deep financial distress.  Mr. DeCubellis implemented a comprehensive corporate wide restructuring effort that was completed in 2009.  This included restructuring and eliminating all of the debt at Altra, Inc., raising capital at Altra, Inc. and refocusing the strategy of the company on a technology license.  As part of this restructuring, certain wholly-owned subsidiaries of Altra, Inc. surrendered assets to lenders or entered in receivership.

Joshua Wert has been our chief operating officer since November 15, 2010 and our corporate secretary since February 22, 2011.  He was our interim chief financial officer from November 15, 2010 to March 14, 2011.  Prior to joining Black Ridge, Mr. Wert was a managing consultant for Operations, Human Resources and Finance at FRWD Co., a digital media service company founded in June 2009.  Mr. Wert was also the president of COPYCATS Media from 2003 to 2010, a media supplier to the independent musician and film maker market.  Mr. Wert was a senior manager of Simondelivers.com from 1999 to 2003, where he was responsible for efficiently managing the fulfillment of over 3,000 customer orders per day, as well as inventory control, supply chain design, and product planning.  Mr. Wert was an associate with McKinsey & Company, a prominent business consulting firm, from 1997 to 1999.  Mr. Wert is, and has been, a member of the board of directors of Signature Bank since 2003.  He has a Bachelor of Science degree from University of Wisconsin, Madison and a Master of Business Administration from the Carlson School of Management (1997), as well as a Juris Doctorate from the University of Minnesota Law School (1997), where he was on Law Review in 1995 and 1996.

Mr. Wert’s qualifications:
•	Leadership experience – Mr. Wert has been our chief operating officer since November 15, 2010, president of COPYCATS Media (2003 to 2010), and a senior manager of Simondelivers.com (1999 to 2003).
•
Industry experience - Mr. Wert was our interim chief financial officer from November 2010 to March 2011 and has extensive experience in managing the operations of businesses in other industries.  Black Ridge is the first oil and gas company for which Mr. Wert has provided management services.

•
Education experience - Mr. Wert holds a Bachelor of Science degree from University of Wisconsin, Madison (1991), an MBA from the Carlson School of Management (1997) and a Juris Doctorate from the University of Minnesota Law School (1997).

James Moe has been the chief financial officer of Black Ridge Oil & Gas since March 14, 2011.  Mr. Moe had previously been the chief financial officer of Northern Contours Inc., a multi-state manufacturing company located in Mendota Heights, Minnesota specializing in cabinet doors and work surfaces, since August 2005.  From January 2004 to August 2005, he was the chief financial officer of Trimodal Inc., a trucking and container handling company located in Bloomington, Minnesota, which operated in seven cities in the Midwest and East Coast.  From April 2000 to December 2003, Mr. Moe was the corporate controller of Simondelivers.com, a venture capital backed start-up company located in Golden Valley, Minnesota providing home delivery of groceries ordered over the internet.  From October 1994 to April 2000, he was the corporate controller of Recovery Engineering Inc., a high growth publicly traded manufacturer and distributor of small-scale water filters located in Brooklyn Park, Minnesota.  From November 1989 to October 1994, Mr. Moe was the controller of Standard Iron and Wire Works, a privately held multi-division metal fabricator operating three plants in Minnesota.  Upon graduating from the University of Minnesota with a Bachelor of Science degree in accounting in 1985, Mr. Moe worked as a senior accountant until November 1989 for Boulay, Heutmaker, Zibell & Company.

Mr. Moe’s qualifications:
•
Leadership experience – Mr. Moe has been our chief financial officer since March 14, 2011, chief financial officer of Northern Contours Inc. (2005 to 2011), and chief financial officer of Trimodal Inc. (2004 to 2005).

•
Industry experience - Mr. Moe has been our chief financial officer since March 14, 2011 and has served as a chief financial officer for businesses in other industries.  Black Ridge is the first oil and gas company for which Mr. Moe has provided management services.

•	Education experience - Mr. Moe holds a bachelor of science degree in accounting from the University of Minnesota (1985).

Bradley Berman has been a director of Black Ridge since our inception and our chairman since November 12, 2012. He was our chief executive officer from November 12, 2010 to November 9,2011, our chief financial officer between November 12, 2010 and November 15, 2010, and our corporate secretary from November 12, 2010 to February 22, 2011.  Mr. Berman is the president of King Show Games, Inc., a company he founded in 1998.  Mr. Berman has worked in various capacities in casino gaming from 1992 to 2004 for Grand Casinos, Inc. and then Lakes Entertainment, Inc., achieving the position of Vice President of Gaming,  after which he assumed a lesser role in that company.  Mr. Berman was a director of Voyager Oil and Gas, Inc. (formerly Ante4 and WPT) from August 2004 to November 2010.

Mr. Berman’s qualifications:
•
Leadership experience – Mr. Berman has been our chairman since November 12, 2010 and was our chief executive officer from November 12, 2010 to November 9, 2011 and he is the founder and president of King Show Games, Inc.

•	Finance experience – Mr. Berman is the founder and president of King Show Games, Inc. and has been supervising the financial management of Black Ridge since November 2010.
•	Industry experience – Mr. Berman was a director of Voyager Oil & Gas, Inc. until November 2010. Black Ridge is the first oil and gas company managed by Mr. Berman.
•	Education experience - Mr. Berman attended Mankato State University in Minnesota and University of Nevada at Las Vegas in Nevada concentrating in business and computer science.

Morris Goldfarb has been a director of Black Ridge since November 12, 2010, and a member of our audit committee and compensation committee since February 22, 2011. He is chairman of the board and chief executive officer of G-III Apparel Group, Ltd., and has served as an executive officer and a director of G-III and its predecessors since the formation of the company in 1974. G-III is a leading designer, manufacturer, and distributor of men’s and women’s apparel, handbags and luggage, with annual sales in excess of $1 billion. Mr. Goldfarb was also a member of the board of directors of Lakes Entertainment, Inc. from June 1998 until March 2010, and Panasia Bank, the first Korean-American commercial bank in New Jersey, from 1993 to 2000. Mr. Goldfarb also holds the following positions:

•	Honorary Overseer on the Board of Overseers of the Benjamin N. Cardozo School of Law.
•	Board of directors of The Educational Foundation for the Fashion Industries, Fashion Institute of Technology.
•	Board of directors of RLJ Acquisitions, Inc.
•	Board of directors of Christopher and Banks Corporation.

Mr. Goldfarb’s qualifications:
▪	Leadership experience – Mr. Goldfarb is currently the chairman of the board and chief executive officer of G-III Apparel Group, Ltd. and president and director of the Leather Apparel Association.
•	Industry experience - Mr. Goldfarb has participated as an independent director in several firms and organizations in a variety of other industries.
•	Education experience - Mr. Goldfarb holds Bachelor of Science degree in marketing from Long Island University in New York.

Benjamin S. Oehler has been a director of Black Ridge since November 16, 2010, and chairman of our audit committee and compensation committee since February 22, 2011. Mr. Oehler is the president and founder of Bashaw Group, Inc., which he founded in 2007. Bashaw Group advises business owners with regard to strategic planning, owner governance and education, business continuity, legacy, philanthropy and liquidity. Prior to founding Bashaw Group, Mr. Oehler was from 1997 to 2007 the president and chief executive officer of Waycrosse, Inc., a financial advisory firm for the family owners of Cargill Incorporated. While at Waycrosse, Mr. Oehler was the primary advisor to the five family members who were serving on the Cargill Incorporated board of directors from 1999 to 2006. Mr. Oehler played a key role in two major growth initiatives for Cargill: the merger of Cargill’s fertilizer business into a public company which is now Mosaic, Inc., and the transformation of Cargill’s proprietary financial markets trading group into two major investment management companies: Black River Asset Management, LLC and CarVal Investors, LLC. An investment banker for 20 years, Mr. Oehler’s transaction experience includes public offerings and private placements of debt and equity securities, mergers and acquisitions, fairness opinions and valuations of private companies. Prior to joining Waycrosse, Mr. Oehler was an investment banker for Piper Jaffray. By the time he left Piper Jaffray in 1999, he was group head for Piper’s Industrial Growth Team. He has also played a leadership role in a number of corporate buy-outs and venture stage companies, served on corporate and non-profit boards of directors, and has been involved in the creation and oversight of foundations and charitable organizations, as well as U.S. trusts and off shore entities.

Mr. Oehler has been a board member and founder of many non-profit organizations including the Minnesota Zoological Society, Minnesota Landscape Arboretum, The Lake Country Land School, Greencastle Tropical Study Center, Park Nicollet Institute, Afton Historical Society Press, United Theological Seminary and University of Minnesota Investment Advisor, Inc. He has been a director of Waycrosse, Inc., WayTrust Inc, Dain Equity Partners, Inc., Time Management, Inc., BioNIR, Inc. and Agricultural Solutions, Inc. In September 2007, Mr. Oehler completed the Stanford University Law School Directors Forum, a three-day update on key issues facing corporate directors presented by the Stanford Business School and Stanford Law School. From 1984 through 1999, Mr. Oehler was registered with the National Association of Securities Dealers (“NASD”) as a financial principal. Mr. Oehler is a graduate of the University of Minnesota College of Liberal Arts and has completed all course work at the University of Minnesota Business School with a concentration in finance.

Mr. Oehler’s qualifications:
•
Leadership experience – Mr. Oehler is the president and founder of Bashaw Group, Inc. (2007 to present), was the president and chief executive officer of Waycrosse, Inc. (1997 to 2007).  He served as an investment banker for Piper Jaffray until 1999, achieving the position of group head of its Industrial Growth Team.

•	Industry experience – Mr. Oehler has been a director of Waycrosse, Inc., WayTrust Inc, Dain Equity Partners, Inc., Time Management, Inc., BioNIR, Inc. and Agricultural Solutions, Inc.
•	Education experience - Mr. Oehler is a graduate of the University of Minnesota College of Liberal Arts.

No director is required to make any specific amount or percentage of his business time available to us.  Each of our officers intends to devote such amount of his or her time to our affairs as is required or deemed appropriate.

COMPENSATION OVERVIEW

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

The following Compensation Overview describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future.  As more fully described below, our board’s compensation committee reviews and recommends policies, practices, and procedures relating to the total direct compensation of our executive officers, including the Named Executive Officers, and the establishment and administration of certain of our employee benefit plans to our board of directors.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance.  Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package.  We strive to accomplish these objectives by compensating all executives with compensation packages consisting of a combination of competitive base salary and incentive compensation.

The compensation received by our Named Executive Officers is based primarily on the levels at which we can afford to retain them and their responsibilities and individual contributions.  Our compensation policy also reflects our strategy of minimizing general and administration expenses and utilizing independent professional consultants.  Our compensation committee and board of directors apply the compensation philosophy and policies described below to determine the compensation of Named Executive Officers.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace.  Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our board of directors.  The following is a brief description of the key elements of our planned executive compensation structure.

•	Base salary and benefits are designed to attract and retain employees over time.
•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.
•
Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•
Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.  We currently have not given separation benefits to any of our Name Executive Officers.

Benchmarking

We have not yet adopted benchmarking but may do so in the future.  When making compensation decisions, our compensation committee and board of directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies.  Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation.  Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position.  We have not yet formally established our peer group for this purpose.

The Elements of Black Ridge's Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution.  Our compensation committee and board of directors review the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise.  None of our Named Executive Officers have employment agreements with us.  Additional factors reviewed by our compensation committee and board of directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance.  For the year ended December 31, 2011, all executive officer base salary decisions were approved by the board of directors.

Our compensation committee determines and then recommends to the whole board base salaries for the Named Executive Officers at the beginning of each fiscal year.  The compensation committee proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions.  The board of directors then approves base salary amounts for the fiscal year.  We do not have a 401(k) Plan, but if we adopt one in the future, base salary would be the only element of compensation that would be used in determining the amount of contributions permitted under the 401(k) Plan.

Incentive Compensation Awards

Our compensation committee has not yet recommended a formal compensation policy for the determination of bonuses, however, on November 2, 2011 our board of directors granted to our Named Executive Officers bonuses consisting of a total of 333,000 options to purchase common stock at $1 per share, exercisable over 10 years, vesting in five equal annual installments beginning one year from the date of grant.  If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Black Ridge: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price.  The board has not adopted specific performance goals and target bonus amounts, but may do so in the future.

Equity Incentive Awards

Effective June 10, 2010, as amended on February 22, 2011 and March 2, 2012, our board of directors adopted the Amended and Restated Black Ridge 2012 Stock Incentive Plan under which a total of 7,500,000 shares of our common stock have been reserved for issuance as restricted stock or pursuant to the grant and exercise of stock options.  Our 2012 Stock Incentive Plan has been approved by the holders of a majority of our outstanding shares, subject to the completion of our compliance with applicable securities laws and regulations relating to notice and disclosure.  We believe equity incentive awards motivate our employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders.  The board considers several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive’s position, his or her performance and responsibilities, and the amount of options or other awards, if any, currently held by the officer and their vesting schedule.  Our policy prohibits backdating options or granting them retroactively.

Benefits and Prerequisites

At this stage of our business we have limited benefits and no prerequisites for our employees other than health insurance and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws.  We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers.  We may adopt these plans and confer other fringe benefits for our executive officers in the future.

Separation and Change in Control Arrangements

We do not have any employment agreements with our Named Executive Officers or any other executive officer or employee of Black Ridge.  None of them are eligible for specific benefits or payments if their employment or engagement terminates in a separation or if there is a change of control.

Executive Officer Compensation

The following table sets forth the total compensation paid in all forms to the executive officers of Black Ridge during the periods indicated:

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Kenneth T. DeCubellis, Chief Executive Officer	2011	$29,167	$-0-	$745,587	$-0-	$-0-	$-0-	$774,754
	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Bradley Berman, Former Chief Executive Officer (1)	2011	$45,833	$-0-	$-0-	$-0-	$-0-	$-0-	$45,833
	2010	$6,250	$-0-	$864,658	$-0-	$-0-	$-0-	$870,908

Joshua Wert, Chief Operating Officer(2)	2011	$150,833	$-0-	$97,781	$-0-	$-0-	$-0-	$248,614
	2010	$7,661	$-0-	$407,870	$-0-	$-0-	$-0-	$415,531

James Moe, Chief Financial Officer	2011	$109,449	$-0-	$830,109	$-0-	$-0-	$-0-	$939,558
	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	Effective November 9, 2011, Mr. Berman voluntarily resigned as the chief executive officer of Black Ridge, but continues to serve as our chairman of the board of directors.

(2)	Joshua Wert was also our interim chief financial officer from November 15, 2010 to March 14, 2011.

Employment Agreements

We have not entered into any employment agreements with our executive officers to date.  We may enter into employment agreements with them in the future.

Outstanding Equity Awards

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our executive officers at December 31, 2011.

Outstanding Option Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised # of Options Exercisable	Number of Securities Underlying Unexercised # of Options Unexercisable	Option Exercise Price	Option Expiration Date
Kenneth T. DeCubellis, Chief Executive Officer	-0-	1,000,000	$1.00	October 25, 2021

Bradley Berman, Former Chief	-0-	100,000	$0.30	April 25, 2020
Executive Officer(1)	333,333	666,667	$1.00	November 11, 2020

Joshua Wert, Chief Operating Officer(2)	166,667	333,333	$1.00	November 14, 2020
	-0-	133,000	$1.00	November 1, 2021

James Moe, Chief Financial Officer	166,667	333,333	$1.65	February 21, 2021
	-0-	200,000	$1.00	November 1, 2021

(1)	Effective November 9, 2011, Mr. Berman voluntarily resigned as the chief executive officer of Black Ridge, but continues to serve as our chairman of the board of directors.

(2)	Joshua Wert was also our interim chief financial officer from November 15, 2010 to March 14, 2011.

Option Exercises and Stock Vested

Our former chief executive officer, Bradley Berman exercised a total of 24,000 fully vested common stock options on May 18, 2011 at various exercise prices between $0.05 and $0.51 per share in exchange for total proceeds of $7,800.  None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2010.

Director Compensation

The following table summarizes the compensation paid or accrued by us to our directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Award	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensations	Total

Morris Goldfarb	$-0-	$-0-	$73,519(1)	$-0-	$-0-	$-0-	$73,519

Benjamin Oehler	$-0-	$-0-	$73,519(2)	$-0-	$-0-	$-0-	$73,519

(1)
Effective November 2, 2011, we granted to Mr. Goldfarb options to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share, exercisable until November 1, 2021, vesting in five equal annual installments beginning on the one year anniversary of the grant date.  The value of these option awards was calculated utilizing the Black-Scholes Pricing Model.

(2)
Effective November 2, 2011, we granted to Mr. Oehler options to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share, exercisable until November 1, 2021, vesting in five equal annual installments beginning on the one year anniversary of the grant date.  The value of these option awards was calculated utilizing the Black-Scholes Pricing Model.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

EXHIBIT A – FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION FOR INCREASE IN AUTHORIZED SHARES

CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION
OF
BLACK RIDGE OIL & GAS, INC.

(Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware)

Black Ridge Oil & Gas, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  The Company’s original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on ______________, 2010 (the “Certificate of Incorporation”).

SECOND:  This Amendment of the Certificate of Incorporation of the Company, in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

THIRD:  Paragraph 4 of the Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read in full as follows (the “Amendment”):

4.           Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Five Hundred Twenty Million (520,000,000) shares consisting of: Five Hundred Million (500,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Twenty Million (20,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a.           The designation of the series;

b.           The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

A-1

c.           The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d.           The redemption rights, if any, and price or prices for shares of the series;

e.           The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f.           The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g.           Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h.           The voting rights, if any, of the holders of such series; and

i.           Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

IN WITNESS WHEREOF, Black Ridge Oil & Gas, Inc. has caused this Amendment of Certificate of Incorporation to be duly executed by Kenneth DeCubellis, its Chief Executive Officer, this ____ day of __________, 2012.

BLACK RIDGE OIL & GAS, INC. ____________________________________ Kenneth DeCubellis, Chief Executive Officer

A-2

EXHIBIT B- FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION FOR REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION
OF
BLACK RIDGE OIL & GAS, INC.

(Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware)

Black Ridge Oil & Gas, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  That the Board of Directors of the Corporation has duly adopted resolutions authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Amendment”).

SECOND:  This Amendment of the Certificate of Incorporation of the Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD:  That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended as follows:

The first paragraph of numbered section 4 of the Certificate of Incorporation of the Company is hereby amended and restated as follows at the Effective Time referred to below:

4.           Number of Shares.  The total number of shares of all classes of stock that the Corporation shall have authority to issue is [        ] Million ([         ]) shares consisting of: [          ] ([          ]) shares of common stock, $.001 par value per share (“Common Stock”); and Twenty Million (20,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

B-1

The following paragraph shall be added at the end of numbered section 4 of the Certificate of Incorporation of the Corporation:

As of 5:00 p.m. (eastern time) on [      ,      ] (the “Effective Time), each [      ] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. No fractional shares of Common Stock shall be issued and, in lieu thereof, the Corporation will make a payment to the shareholders for the value of the fractional shares based on the volume weighted average sale price per share of Common Stock for ten (10) consecutive trading days ending on the third business day prior to the Effective Time of the reverse stock split.  A stockholder who holds shares in certificated form will receive such net proceeds as soon as practicable after the Effective Time and after the stockholder has submitted a transmittal letter and surrendered his or her Old Certificates (as defined below), while a stockholder who holds shares in book-entry form will receive such net proceeds as soon as practicable without need for further action by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

B-2

EXHIBIT C – AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

BLACK RIDGE OIL & GAS, INC.

2012 AMENDED AND RESTATED
STOCK INCENTIVE PLAN

(AS ADOPTED ON March 2, 2012)

1.           Purpose. The purpose of the 2012 Amended and Restated Stock Incentive Plan (the “Plan”) of Black Ridge Oil & Gas, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.001 par value, of the Company (“Common Stock”) on terms determined under this Plan. The Plan was originally adopted on June 10, 2010, and amended as of February 22, 2011. The Plan as restated was adopted by the Board on March 2, 2012, and as approved by the Shareholders on March 21, 2012.

2.           Administration. The Plan shall be administered by the Board of Directors or by a stock option or compensation committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.           Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated. Participation is entirely at the discretion of the Committee and is not automatically continued after an initial period of participation.

4.           Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.           Shares Subject to the Plan.

5.1         Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 7,500,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Shares of Common Stock subject to a participant’s exercise of either an option or a SAR, but not both (a “tandem SAR”), shall be counted only once.

5.2         Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.

5.3         Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.           Stock Options. A stock option is a right to purchase shares of Common Stock from the Company at a specified price. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1         Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6, and shall never be less than the greater of (1) the Fair Market Value on the date of grant of the option or (2) the par value of the Common Stock. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a Stock Option may not be re-priced without Shareholder approval (including canceling previously awarded Stock Options and re-granting them with a lower exercise price).

6.2        Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6, provided that no such adjustment shall be made to the extent it would affect the status of any Incentive theretofore issued or that may thereafter be issued as “performance based compensation” under Section 162(m) of the Code. In the case of a tandem SAR, the number of shares of Common Stock available upon exercise of the participant’s stock option shall be reduced to reflect any tandem SARs already exercised by the participant. Notwithstanding the foregoing, no person shall receive grants of Stock Options and/or SARs under the Plan that together exceed 1,100,000 shares during any one fiscal year of the Company.

6.3         Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5 and/or Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option, provided that the purchase price may not exceed the Fair Market Value of the shares at the time of purchase.

6.4         Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Stock options will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

6.5         Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)
Incentive Stock Options may only be granted to employees of the Company, and may not remain exercisable later than three months after the participant’s termination of employment (or such other period of time provided in Section 422 of the Code).  Notwithstanding the foregoing, the Committee may provide that a stock option may be exercisable for a period of time longer than three months after the participant’s termination of employment as long as it is not beyond the original term of the stock option grant; however, any amendment to a stock option originally issued as an Incentive Stock Option to provide exercise later than three months after the participant’s termination of employment will cause the stock option to no longer be qualified as an Incentive Stock Option if such stock option is exercised later than three months after the participant’s termination of employment.

(b)
The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(c)
Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(d)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(e)	Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(f)	The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(g)
If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

(h)
An Incentive Stock Option must not be transferable by the participant other than by will or the laws of descent and distribution, and must be exercisable during the individual’s lifetime only by the individual, in accordance with Treasury Regulation 1.422-2(a)(2)(v).

7.           Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A tandem SAR may be granted (a) with respect to any nonqualified stock option granted under this Plan, concurrently with the grant of such stock option (as to all or any portion of the shares of Common Stock subject to the nonqualified stock option), or (b) alone, without reference to any related stock option (a non-tandem SAR). Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1        Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to the limitations in Section 6.2 and subject to adjustment as provided in Section 10.6. In the case of a tandem SAR granted with respect to a nonqualified stock option, the number of shares of Common Stock subject to the SAR shall be reduced to reflect any nonqualified options already exercised by the participant. SARs shall not be granted in tandem with Incentive Stock Options.

7.2         Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3        Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, as soon as practicable and in any event before the fifteenth day of the third month following the end of the Company’s fiscal year, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4         Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)
the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds the Fair Market Value of the shares of Common Stock at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a SAR may not be re-priced without Shareholder approval (including canceling previously awarded SARs and re-granting them at a time when the Fair Market Value of the shares of Common Stock is lower). SARs will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant.

8.           Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1        Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2        Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3         Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)
a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)
a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

8.4        Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2012 Amended and Restated Stock Incentive Plan of Black Ridge Oil & Gas, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

8.5        End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6        Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

9.           Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1         Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2         Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3         No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4        Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.        General.

10.1      Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved within one year after the date of the Plan’s adoption by the board of directors, the amended and restated Plan shall not be effective for any purpose.

10.2      Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3      Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive Award), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, nonqualified stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence. Incentive Stock Options shall be subject to the further restrictions on transfer set forth in Section 6.5.

10.4      Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised only as their terms may permit or shall expire at such times as may be determined by the Committee as set forth in the Plan or the Incentive Award agreement.

10.5           Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6      Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7      Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee.

10.8      Withholding.

(a)
The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)
Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9      No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10    Amendment. The Board may amend or discontinue the Plan or any participant’s Incentive agreement at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.11    Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(i)
providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(ii)
providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(iii)
providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(iv)
providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.11 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.12    Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

10.13    Change in Control.

(a)
Upon a Change in Control, as defined in paragraph (b) of this Section 10.13, any stock option or restricted stock award granted to any Participant under this Plan that would have become vested upon continued employment by the Participant shall immediately vest in full and become exercisable, notwithstanding any provision to the contrary of such award, and notwithstanding the discretion of the Committee pursuant to Section 10.11.

For purposes of this Section 10.13, “Change in Control” means:

(i)
The acquisition by any person, entity or “group”, within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, (A) the Company, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, or (C) Lyle Berman, Bradley Berman, Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Jessie Lynn Berman Irrevocable Trust, Amy Berman Irrevocable Trust and Steven Lipscomb) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)
Individuals who, as of June 10, 2010, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to June 10, 2010 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)
Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

10.14    Section 409A.  Notwithstanding any other provisions of the Plan or any Incentive award agreement, no Incentive shall be granted, deferred, accelerated, extended, paid out, adjusted pursuant to Section 10.6, or otherwise modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Incentive may not be made at the time contemplated by the terms of the Plan or the relevant Incentive award agreement, without causing the participant to be subject to taxation under Section 409A of the Code, then the Company will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code.